Exhibit 10.14.2

Confidential Treatment Requested

OEM PURCHASE AGREEMENT

between

International Business Machines Corporation

And

McDATA Corporation

Date: September 23, 2004

TABLE OF CONTENTS

1.	DEFINITIONS	3

2.	[LEFT INTENTIONALLY BLANK]	4

3.	TERM	4

4.	LICENSE OF SOFTWARE:	5

5.	DELIVERY	6

6.	FORECAST/ORDER PLACEMENT	6

7.	PRICES	7

8.	LEAD TIME, DELIVERY, ACCEPTANCE AND PAYMENT.	8

9.	ELECTRONIC COMMERCE	11

10.	SERVICE SUPPORT REQUIREMENTS	11

11.	ASSEMBLY, TEST, DOCUMENTATION AND PACKAGING	12

12.	PRODUCT CHANGES	13

13.	CONTINUING AVAILABILITY	14

14.	QUALIFICATION AND QUALITY ASSURANCE	16

15.	REPAIRS	17

16.	REPRESENTATIONS AND WARRANTIES	17

17.	INDEMNIFICATION	19

18.	LIMITATION OF LIABILITY	20

19.	TERMINATION	20

20.	FREEDOM OF ACTION	21

21.	PROPRIETARY RIGHTS AND CONFIDENTIAL INFORMATION	21

22.	ASSIGNMENT	22

23.	NOTICES AND COMMUNICATIONS	22

24.	MISCELLANEOUS	23

	ATTACHMENT 1	25

	ATTACHMENT 2	33

	ATTACHMENT 3	34

	ATTACHMENT 4	39

	ATTACHMENT 5	40

	ATTACHMENT 6	42

	ATTACHMENT 7	43

	ATTACHMENT 8	44

	ATTACHMENT 9	46

	ATTACHMENT 10	47

OEM PURCHASE AGREEMENT

This Agreement, effective as of the date of the last signature below, is entered into by and between McDATA Corporation, a Delaware corporation with its principal place of business at 380 Interlocken Crescent, Suite 600, Broomfield, CO 80021 (“McDATA”), and International Business Machines Corporation a New York corporation with its principal place of business at Old Orchard Road, Armonk, New York (“IBM “).

1.	DEFINITIONS

In this Agreement, unless the context otherwise requires, the following terms will have the meanings set forth in this Section 1.0.

1.1	“Agreement” means this Agreement and any Attachments, Exhibits or appendices specifically referenced in this Agreement.

1.2	“Affiliates” means entities that control, are controlled by, or are under common control with a party to this Agreement.

1.3	“Code” means computer programming code, including both “Object Code” (computer programming code substantially in binary form that is directly executable by a computer after processing, but without compilation or assembly) and “Source Code” (computer programming code that may be displayed in a form readable and understandable by a programmer of ordinary skill, excluding Object Code). Code may include, but is not limited to: (a) applications; (b) firmware and microcode; (c) device drivers; (d) operating systems; (e) utilities; (f) tools and (g) corrections, modifications and enhancements to the foregoing.

1.4	“Day(s)” shall mean business Days unless otherwise specified.

1.5	“Deliverables” means the Product, as described in Attachment 2 and also includes Documentation, Derivative Works, Services and tools.

1.6	“Derivative Works” means a work that is based on an underlying work and that would be a copyright infringement if prepared without the authorization of the copyright owner of the underlying work.

1.7	“Documentation” means the documents which McDATA generally makes available to its customers containing descriptive, operating, installation, engineering and maintenance information for Products, including specifications, as such documents may be amended from time to time and any updates, modifications and enhancements made to them.

1.8	“Effective Date” shall mean the date this Agreement is signed by the last signatory hereto.

1.9	“End User” shall mean, an entity, which acquires the Product for its own use and not for resale or distribution.

1.10	“Enhancements” means changes or additions made by McDATA, other than Error Corrections to the Product. If an Enhancement adds substantial value to the Product and is offered to customers for an additional charge it will be considered a “Major Enhancement”, and all other Enhancements, including those that support new releases of operating systems and devices, will be considered “Basic Enhancements”.

1.11	“Error” means deficiency or deficiencies that require corrections.

1.12	“Error Corrections” means revisions that correct Errors in the Product.

1.13	“Equipment” means hardware products listed on Attachment A, excluding Software, Documentation, and tools.

1.14	“Forecast” shall mean an estimate of IBM’s requirements for the Product during a specific time frame.

1.15	“Harmful Code” shall mean any computer code, programming instruction, or set of instructions (including without limitation, self-replicating and self propagating programming instructions commonly called viruses and worms) that are constructed with the ability to damage, interfere with, or otherwise adversely affect computer programs, data files, or hardware, without the consent or intent of the computer user.

1.16	“Information” shall mean that information disclosed by either party to the other, in oral or written form, in connection with this Agreement.

1.17	“Lead-time” shall mean the period of time between the date a Purchase Order is accepted by McDATA and the Ship Date.

1.18	“Parts” shall mean field replaceable parts used to maintain Products purchased under this Agreement.

1.19	“Products” is any material described in or that conforms to the description of Products listed in Attachment 2 and includes Equipment, Software and Documentation, Error Corrections, and Enhancements.

1.20	“Prices” means the agreed upon prices for Product, which shall exclude all applicable taxes and fees and, which are specified in Attachment 1. Prices as defined on Attachment 1 do not include rebates, volume incentives, etc. unless specifically defined in Attachment 1.

1.21	“Purchase Order” or “Order” shall mean any order (by any means of transmission) issued by IBM for the purpose of ordering specific Products pursuant to this Agreement.

1.22	“Reseller” means entities that are authorized by IBM in accordance with the terms of this Agreement to resell IBM’s product(s).

1.23	“Services” means work that McDATA shall perform for IBM and/or its designee as described in Section 8.0, Attachment 3, and Attachment 10 herein.

1.24	“Software” means Object Code, including tools, licensed or provided to IBM by McDATA under this Agreement as identified under Attachment 1.

1.25	“Specifications” means the technical and/or functional requirements of the Product as set forth in and/or referenced in Attachment 2.

2.	[LEFT INTENTIONALLY BLANK]

3.	TERM

3.1	Unless otherwise terminated in accordance with the provisions herein, this Agreement shall remain in effect for the period commencing on the Effective Date and continuing for five (5) years thereafter (the “Initial Term”). Upon expiration of the Initial Term and each Renewal Term thereafter, this Agreement will be automatically renewed for an additional one (1) year term (“Renewal Term”) unless terminated by either party upon ninety (90) days’ notice prior to the expiration of the Initial Term or any Renewal Term. The Initial Term and the Renewal Term shall be collectively referred to as the Term.

IBM Confidential		McDATA Confidential

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4.	LICENSE OF SOFTWARE:

4.1	Distribution of Software:

4.1.1	McDATA hereby grants to IBM and its Affiliates, [***] license, without the right to sublicense (except as set forth in Section 4.3, Resellers), to distribute the Software, in Object Code only, and the User Documentation for the Software to IBM’s End Users and Resellers as set forth in this subsection. McDATA shall include its then-current standard license agreement for the Software (the “License Agreement”) together with the Product. IBM or its Resellers shall provide the License Agreement to the End User at the time of Product delivery to the End User. The License Agreement shall be between such End User and McDATA and its suppliers (as applicable). The current version of the License Agreement as of the Effective Date is attached hereto as Attachment 5. The License Agreement may be modified from time to time by McDATA upon reasonable prior notice to IBM to, among other things, cover new features or functionality included in modified, updated or enhanced versions of the Software or User Documentation for the Software.

4.1.2	IBM will use its commercially reasonable efforts to assist McDATA in the protection of the intellectual property rights of McDATA and its suppliers in the Software and the User Documentation in cases of violation or infringement by End Users, including without limitation by cooperating fully with McDATA in any action or proceeding to enforce such intellectual property rights in the Software or the User Documentation. IBM will promptly notify McDATA if IBM becomes aware of any material breach of any License Agreement relating to the Software, the User Documentation or intellectual property rights of McDATA or its suppliers in or to either of the foregoing.

4.1.3	Termination of IBM’s right to distribute under this Agreement shall not terminate any License Agreement, which agreements shall continue in accordance with their terms.

4.2	Additional License Terms: McDATA hereby grants to IBM [***] license, without the right to sublicense, to use and reproduce the Software and the User Documentation for the Software solely for the purposes of (i) supporting IBM’s End Users and Resellers as set forth in this Agreement; (ii) performing internal testing of the Software and/or (3) demonstration and marketing. IBM is authorized to make a reasonable number of copies of the Software Master Copy, in Object Code format only, and Master Documentation Copy (as defined in Section 5.0 hereof) solely for the purpose of exercising its rights under the foregoing internal use licenses granted by McDATA to IBM:

a)	Maintenance: IBM may keep copies of the Software Master Copy in the offices of its service organization.

b)	Development/Testing: IBM may keep copies of the Software Master Copy with the final and beta versions of the Software for the purpose of testing with Product.

c)	Back-up: IBM may make a reasonable number of back-up copies of the Software Master Copy delivered under Section 5.0.

d)	Demonstration and Marketing: IBM may make a reasonable number of copies to use in connection with its normal marketing and demonstration activities.

IBM Confidential		McDATA Confidential

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IBM agrees to reproduce, on all copies made by or for IBM, and shall not remove, alter, or obscure in any way, any proprietary rights notices (including copyright notices) of McDATA and its suppliers on or within the Software and the User Documentation.

4.3	Resellers. IBM may sublicense the license rights granted in Sections 4.1.1, 4.1.2 and 4.2(i) above to its Resellers, provided such Resellers are subject to the same restrictions and have executed a written agreement with IBM regarding same.

4.4	Software Copyright; License Restrictions: McDATA retains all copyright rights to Software. IBM shall not reverse assembly, reverse compile, decode, or otherwise reverse translate Software. In addition, except as expressly permitted under this Section 4, IBM agrees that it shall not, or authorize others, to: (a) modify, adapt, alter, translate, or create derivative works from the Software or the User Documentation; (b) sublicense, distribute, sell, use, lease, rent, loan, or otherwise transfer the Software or the User Documentation to any third party; (c) disclose the results (without McDATA’s permission) of any performance benchmarks of the Software to any third party; or (d) otherwise use the Software or the User Documentation for any purpose not expressly permitted herein.

4.5	[***]

5.	DELIVERY

5.1	Software Master Copy: No later then thirty (30) Days from the Effective Date, McDATA shall deliver to IBM one copy of the Software in Object Code form (“Software Master Copy”) electronically and on electronic media. From time to time as may be required after McDATA’s initial delivery of the Software Master Copy, McDATA shall deliver to IBM electronically and on electronic media, an updated Software Master Copy that shall include any Enhancements and Error Corrections to the Software.

5.2	Documentation Master Copy: No later then thirty (30) Days from the Effective Date, McDATA shall deliver to IBM one copy of the Documentation (“Documentation Master Copy”) electronically and on electronic media. From time to time as may be required after McDATA’s initial delivery of the Documentation Master Copy, McDATA shall deliver to IBM electronically and on electronic media, an updated Documentation Master Copy that shall include any Enhancements and Error Corrections to the Documentation.

6.	FORECAST/ORDER PLACEMENT

6.1	Forecast: IBM shall provide McDATA with a non-binding [***] monthly rolling Forecast no less often than monthly throughout the term of this Agreement for Products and Parts as mutually agreed between the parties. The first Forecast shall be made available to McDATA no later than [***] prior to the date IBM declares the Product as being generally available (“GA”) to IBM’s customers. Forecasts are not Orders or a commitment to buy, and are used for planning purposes only, and IBM has no obligation to purchase units of Products in accordance with its Forecasts. McDATA understands and agrees that such Forecasts are for McDATA’s planning purposes only and they do not create any obligation or liability on the part of IBM, either directly or indirectly.

6.2	Orders: All purchases pursuant to this Agreement shall be made by means of Purchase Orders issued from time to time by IBM or an IBM Affiliate addressed to McDATA and accepted by McDATA in writing. Purchase Orders are IBM’s work authorization to ship and invoice Products, Parts and Services from McDATA. Each Purchase Order shall include (i) the name of IBM or of the IBM Affiliate placing the Purchase Order, (ii) the

IBM Confidential		McDATA Confidential

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desired quantity and models of Products, (iii) IBM’s part numbers to be put on Products (subject to Section 11.7), (iv) the applicable prices, charges and fees with respect to such Products and Services, (v) the requested ship date, (vi) the method of shipment and name of carrier, and (vii) the location to which the Products should be shipped. All Purchase Orders issued by IBM or IBM Affiliates shall refer to and specifically incorporate this Agreement by reference provided such Purchase Orders are accepted by McDATA. Neither this Agreement nor any Forecast will constitute a Purchase Order.

Both McDATA and IBM will work in good faith to establish a blanket PO process and a Point of Sale Report of End User Customer information by [***].

6.3	Acceptance: McDATA shall receive, process and accept all Purchase Orders issued by IBM hereunder and shall respond with written and/or electronic sales order acknowledgements as required by IBM within [***]of receipt of a Purchase Order. McDATA agrees to accept IBM’s Purchase Orders, which conform to the material terms and conditions of this Agreement. If, however, McDATA rejects any Purchase Order or any portion thereof, McDATA shall immediately document in writing its reasons for such rejection. When McDATA accepts a Purchase Order or part thereof, McDATA shall provide IBM with an acknowledged ship date (“Ship Date”). If IBM does not receive an acknowledgement or rejection within such period, McDATA will be deemed to have accepted the Purchase Order inclusive of the requested Ship Date.

6.4	Rescheduling/Reconfiguration: Prior to shipment, IBM may, [***], reschedule a Purchase Order, delivery date or any part thereof. Subject to Section 8.1, IBM may, [***], increase or decrease quantities listed on a Purchase Order prior to shipment. McDATA agrees to receive IBM’s purchase change orders specifying changes in the configuration of any Product at any time, and McDATA agrees to use commercially reasonable efforts to accommodate such change order. In the event IBM’s purchase change orders specify changes in the configuration, and such changes require quantities which are outside the then-current purchase order, McDATA agrees to accommodate such changes and ship such Product on a commercially reasonable efforts basis based on availability of such Products. In the event, McDATA cannot satisfy any such change order without impacting scheduled delivery, it will apprise IBM of the possibility of a delay and of the revised ship date such that IBM can manage the situation with its customer.

6.5	Cancellations and Volume Decreases: Prior to shipment, IBM may, [***] decrease or cancel a Purchase Order or any part thereof, provided; however, McDATA must be notified in writing of the cancellation.

6.6	Shipping Address Changes: IBM may make a change to the shipment address for any Purchase Order any time prior to shipment. If shipment is delayed due to IBM not providing complete information or shipping labels, IBM agrees that McDATA will not be responsible for any costs, liabilities or scored as inadequate for late shipments due to such changes.

7.	PRICES

7.1	Purchase Price/Price Changes: Except as provided below, IBM shall pay the Price for the Products listed in Attachment 1. The Price for Equipment, excluding Major Enhancements, [***] during the Initial Term of this Agreement. In the event that McDATA and IBM mutually agree upon a Product price change, the new price and the effective date of such new price will be communicated in writing, by an authorized representative of McDATA and accepted by an authorized representative of IBM including, but not limited to, via email.

7.2	[***]

7.3	Record Keeping and Audit Rights: The parties agree that an independent auditor, acceptable to both IBM and McDATA, [***]. IBM and McDATA agree that the information disclosed under this section by McDATA to

IBM Confidential		McDATA Confidential

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IBM will be confidential and covered under a confidentiality agreement between the parties as required under Section 21.0 below.

7.4	[***].

7.5	Value Engineering: McDATA agrees to use reasonable commercial efforts to engineer the Product so as to reduce the unit Price to IBM. The value engineering shall address but not be limited to engineering alternatives, manufacturing process improvements, quality control improvements, component substitutions, tooling cost reductions, and packaging improvements.

7.6	Price Adjustments: The Parties agree to meet as required from time to time but not more often than [***] to discuss changes in market conditions and [***].

8.	LEAD TIME, DELIVERY, ACCEPTANCE AND PAYMENT.

8.1	Lead-times for Products: For orders of the Products that are within the quantities set forth in the Forecast, McDATA shall provide a lead time of [***]. Such lead times shall be applicable when IBM declares the Products as generally available. For orders of Products that do not exceed the forecasted quantities by greater than [***] percent, McDATA shall use commercially reasonable efforts to ship the requested quantity of Products within a [***] lead time but no greater than a [***] lead time. In all other cases, McDATA shall use commercially reasonable efforts to ship such products subject to the availability or Products and/or components within McDATA’s supply chain.

8.2	Upside Support Supply: Based upon the agreed-to Forecast in the first month of each calendar quarter, McDATA shall place and maintain approximately [***] of Forecast inventory of Products at its manufacturing locations in semi-finished goods (non-configured) status for purchase by IBM. During the last [***] of the calendar quarter, McDATA may reduce such upside buffer quantities if IBM’s confirmed purchase orders are lower than Forecast quantities.

8.3	Shipment: All Products purchased under this Agreement will be shipped [***] (based on Incoterms 2000) to IBM and/or designated End Users or IBM Resellers, except where IBM requires product in a consignment hub where shipment will be [***] or other terms negotiated between the parties. As used in this Agreement, shipment and delivery are synonymous. For purposes of this Agreement, shipment and delivery occur upon delivery of Products by McDATA at McDATA’s point of shipment to the common carrier specified by IBM. McDATA will notify IBM prior to shipping a partial quantity of a particular Order of Products. In the event that McDATA is unable to ship Products on the committed Ship Date as specified in Section 8.1, McDATA agrees, at IBM’s option, to use reasonable premium freight transportation to expedite delivery to IBM.

8.4	Ship-to Information. McDATA and IBM will work together toward providing customer ship-to information to McDATA. McDATA will use such ship to information as agreed to by IBM. All Customer ship to information is deemed confidential of IBM in all formats. McDATA is hereby authorized to use such information for [***].

8.5	Delivery Flexibility: IBM and McDATA will work together to ensure maximum order delivery flexibility. McDATA shall obtain IBM’s approval prior to making any early shipments. Early shipments are defined as any deliveries made [***]or more prior to IBM’s requested shipment date.

8.6	Title and Risk of Loss: Title to Equipment, exclusive of Software, and risk of loss will pass from McDATA to IBM [***], as specified in IBM’s Purchase Order. Title to Software Products remains with McDATA but risk of loss passes upon shipment to IBM thereof [***] (INCOTERMS 2000) McDATA’s point of shipment. At the time of Product delivery, McDATA shall provide IBM with all documents of title necessary for IBM (or its Affiliates) to take possession of such Products.

IBM Confidential		McDATA Confidential

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8.7	Payment: The terms of payment for all Orders will be net [***] from the date of IBM’s receipt of a correct invoice addressed as indicated in the “Bill To” section of the Purchase Order following IBM’s receipt of Products. Payments shall be made by electronic fund transfer unless mutually agreed to otherwise. All prices and payments will be in US Dollars. McDATA’s invoices shall contain the following information: (a) IBM’s Purchase Order numbers; (b) McDATA’s part number as defined in Attachment 1; (c) a description of the items shipped; (d) the quantity of items shipped; (e) the unit and extended price applicable thereto; and (f) if applicable, IBM’s part number if different from McDATA’s.

8.8	Payment Terms for Beta Products. “Beta Program Products” means Products provided to IBM for early testing and evaluation by End Users. McDATA shall provide IBM with [***] Beta Program Products per Product. McDATA shall provide an appropriate McDATA testing and evaluation agreement for IBM to provide to End Users covering the End User’s use of the Beta Program Products. For those Beta Program Products not returned to McDATA within [***] days or at the end of the testing and evaluation period, whichever is sooner, unless McDATA otherwise agrees to extend the testing and evaluation period, McDATA will invoice IBM for such Beta Program Products. IBM will pay McDATA for such Products in accordance with the terms of this Agreement.

8.9	Taxes: Product prices do not include any sales tax, use tax, value-added tax, or any other taxes, fees, duties or governmental charges for the importation, movement, delivery, use, or possession of the Products, including replacement and repair parts. IBM shall provide McDATA with a resale or other appropriate exemption certificate in conjunction with this Agreement. In the event that IBM does not provide to McDATA a resale or other appropriate exemption certificate, any such taxes or amounts in lieu thereof that are charged to or payable by McDATA (exclusive of taxes based on McDATA’s net income) will be invoiced to and paid by IBM in the manner set forth in Section 8.7 of this Agreement.

8.10	Ship and Uninstall Procedure:

Ship and Uninstall Equipment (“S&U Equipment”) is hereby defined as Product, features or options (with the exception of Products as distributed by IBM through their HVEC channel) which have been shipped as one order to IBM or IBM’s End User Customer which have not been removed from its original shipping boxes nor installed at an End User Customer’s site, and which IBM wishes to return to McDATA for credit, damage repair or reconfiguration.

McDATA agrees to accept the return of any S&U Equipment which has been returned to IBM as cancellations from Reseller’s End User Customers; provided, such S&U Equipment returns are initiated within [***] days of the original shipment date from McDATA for domestic orders or within ** days of the original shipment date from McDATA for international orders, and return is completed no later than ** days from such date of shipment. For purposes of this procedure, initiation of such return to McDATA shall not occur until a Return Material Authorization (“RMA”) number has been obtained from McDATA.

IBM will inform McDATA of all bill of lading information. Shipping charges shall be borne by [***].

McDATA will confirm to IBM the receipt of S&U Equipment within [***] business days of receipt, and will identify the serial number and RMA number associated with the S&U Equipment and verify that all parts of the applicable order have been returned, and will evaluate the condition of the returned equipment. Any discrepancies in this inventory will be communicated to IBM for reconciliation. If the S&U Equipment has been damaged in shipment to or from the IBM End User Customer site, or requires reconfiguration to bring the equipment back to an equivalent to new (ETN) level, McDATA will assess and charge IBM for the costs associated with those damages or reconfiguration.

IBM Confidential		McDATA Confidential

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McDATA will charge a base handling fee of [***] of the original purchase price of the S&U Equipment. Any costs associated with damages to or reconfiguration of the S&U Equipment will be additive to such [***] fee.

After such receipt, inspection and assessment of charges, McDATA will [***] to IBM in the amount of [***]. The parties understand and agree that such [***] shall be [***] by the base handling fee, and any costs related to the repair of damages or reconfiguration.

8.11	Product Hubbing

8.11.1	Hub Arrangement The parties hereby agree that “Hub Product” is defined as any McDATA OEM Product for which a portion of sales of such Product are subject to a hubbing arrangement. The following terms and conditions will apply to any Hub Product(s) for which an agreement has been executed between and among McDATA, IBM and/or a third party (‘Hub Provider”) to allow such Hub Product to be shipped to and held in such third party’s warehouse (or warehouses) (“Hub(s)”). Hubs will be established in [***], and in [***]. The parties reserve the right to discuss the addition of a Hub to be established in [***], at such time as quantities warrant such an additional Hub (“AP Hub”). Until the establishment of an [***] Hub, McDATA agrees to accept Purchase Orders from IBM’s entity in [***]. Further, the parties reserve the right to discuss the addition of a Hub in other location(s), subject to the mutual written agreement of the parties.

8.11.2	Hub Stocking. On a [***] basis IBM, or Hub Provider, will provide a [***]rolling forecast to McDATA showing the demand for the Hub Products to be sent to the Hub(s), such quantities shall be identified by the specific geographic locations of the Hubs (“Hub Forecast”). McDATA agrees to ship quantities of such Product to the Hubs sufficient to maintain a [***] minimum and [***] maximum inventory level, both of which are based on the forward-looking [***] period forecast and the appropriate lead time to replenish the inventory, depending on geographic location. The minimum inventory level is further defined to be equal to the balance of the material physically in the hub location available for immediate sale (“On-Hand Balance”) plus the material en route to the hub location scheduled for arrival within the transit lead time for that hub (“In-Transit Balance”). McDATA may reduce Hub inventory to [***] only when there is no demand reflected in [***] of the Hub Forecast for the forward-looking [***] period.

At the beginning of each calendar quarter, IBM and McDATA may meet to discuss actual IBM demand for the prior quarter. If the quantity of Hub Product pulled was less than [***] of the Hub Forecast provided in the [***] of the prior quarter, then McDATA and IBM will meet to discuss the following options, under which IBM may either a) [***], or b) [***], or c) [***]. The foregoing represents IBM’s sole liability related to Hub Products under this program.

8.11.3	Ship Performance McDATA’s goal will be to satisfy a [***] product availability rate at each Hub location. Product Availability is defined as Hub Products being available for pull by Hub Provider at the time a valid pull notification is received by McDATA. At the beginning of each calendar quarter, IBM and McDATA may meet to discuss the above Product Availability rate goal. Should the parties agree that the Product Availability rate goal was not achieved, McDATA will immediately acknowledge the deficiency. Within [***] of such acknowledgement, McDATA will begin the Corrective/Preventive Action Process to determine the root cause, and will develop an appropriate corrective action. Hub Product pull requests in excess of Hub Forecast will not be used in the calculation of the product availability rate, nor in the determination of root cause.

IBM Confidential		McDATA Confidential

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8.11.4	New Software Releases and Hub Product Returns For any McDATA Hub Product which has been designated as a “customer set up” unit, McDATA will not be required to rework inventory in the Hub in the event there is a new release or maintenance release of code from McDATA. A new maintenance release of Software code required for service, maintenance and warranty purposes will be made available for download by the Customer from a McDATA-maintained web site. The parties agree that the terms of Section 8.10 (Ship and Uninstall (“S&U) Procedure) shall not apply to Hub Products, and further understand that McDATA is not obligated to accept returns of Hub Product that has been shipped from the Hub.

8.11.5	Shipping Notwithstanding the provisions of Section 8.3 (Shipment), [***] will be responsible for shipping charges of the Hub Product from McDATA’s point of origin to the Hub. All shipments from the Hub will be [***] the Hub, and [***] is responsible for all shipping charges therefor. IBM will act as the importer of record for all Hub Product shipped from the Hub and will be responsible for associated customs, duty, and Value Add Tax (VAT) administration. Title to and risk of loss of the Hub Product will pass to IBM upon [***].

8.11.6	Hub Product Warranty. McDATA agrees to provide a [***] warranty period from date of shipment from the Hub. Product Discontinuance for Products Held in Hub Discontinuance of any Hub Product shall be in accordance with the terms set forth in this agreement The parties agree to work together to minimize the liability of each party upon end-of-life notice of a Hub Product.

9.	ELECTRONIC COMMERCE

To the extent permitted by local law, the parties will conduct transactions using an electronic commerce approach. The parties will electronically transmit and receive legally binding purchase and sale obligations (“Documents”), including electronic credit entries transmitted by IBM to the account specified by McDATA, as more specifically set forth in Attachment 6. Each party, at its own expense, will provide and maintain the equipment, Software, services and testing necessary for it to effectively and reliably transmit and receive such Documents. Either party may use a third party service provider for network services, provided the other party is given [***] prior written notice of any changes to such services. A Document will be deemed received upon arrival at the receiving party’s mailbox or Internet address. The receiving party will promptly notify the originating party if a Document is received in an unintelligible form, provided that the originating party can be identified. In the absence of such notice, the originating party’s record of the contents of such Document will prevail. Each party will authenticate Documents using a digital signature or User ID, as specified by IBM, and will maintain security procedures to prevent its unauthorized use. Each party will be responsible for the management and security of its data stored on or transmitted over the other’s network. Each party will be responsible for any and all results obtained from its respective use of EDI.

Each party grants the other party only the licenses and rights necessary to electronically transmit Documents.

10.	SERVICE SUPPORT REQUIREMENTS

10.1	Product Support: During the term of this Agreement and for [***] years thereafter, in accordance with Product end of life support provisions in Attachment 3, McDATA agrees to provide such Products support assistance as IBM may reasonably require. The complete support requirements are set forth in Attachment 3 and Attachment 10 and shall include, in addition to resolving End User problems, the ongoing validation and re-certification and/or alteration of the design of the Products during the term of the Agreement.

IBM Confidential		McDATA Confidential

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10.2	Maintenance Parts/Repair Service. During the term of the Agreement and for [***] years thereafter, McDATA agrees to sell Parts to IBM and/or its authorized agents. [***]

11.	ASSEMBLY, TEST, DOCUMENTATION AND PACKAGING

11.1	Build to Specifications: McDATA shall provide and package Products only as specified in this Agreement, according to Product Specifications. McDATA shall ensure all Products meet safety, performance, quality, reliability and other Specifications required by this Agreement and by relevant laws.

11.2	Product Labels and Serial Numbers: McDATA shall ensure that no labels or other markings appear on the Products or packaging except as expressly specified by IBM. Each Product unit shall be clearly identified by a Machine Type Model number and a unique, individual serial number in a consistent location identified by IBM. McDATA’s numbering system and the proposed Product information Plate must be reviewed and approved by IBM. McDATA shall provide Product serial numbers and use commercially reasonable efforts to provide other data requested by IBM, which IBM and McDATA shall use for warranty entitlement purposes.

11.3	Product Certifications: McDATA shall obtain and maintain all certifications that are required for IBM and IBM’s Affiliates to sell the Products worldwide. McDATA will affix certifications labels on Products that meet the relevant Specifications. McDATA will submit written evidence of such certifications or approvals to IBM upon request.

11.4	Country of Origin Certification: McDATA will certify the country(ies) of origin for each Product by using the form provided in Attachment 7 “Country of Origin Certification Form.” The information provided on such completed form will be considered part of this Agreement. McDATA will notify IBM before it changes countries of origin and will fulfill reasonable requirements from IBM and its customers for Products from particular countries or origin. IBM will rely upon this certification, and timely updates in making representations to customers and complying with various laws and regulations. McDATA shall also identify the country(ies) of origin on each Product’s information plate and external carton.

11.5	Facility Inspections: McDATA shall permit IBM to inspect McDATA’s facilities. McDATA shall provide IBM at least [***] written notice for any facility McDATA plans to use in the performance of work hereunder and allow IBM to inspect each such facility during such [***] period. IBM may also perform at reasonable intervals quality and process audits of reasonable scope at McDATA’s manufacturing facility, including McDATA’s manufacturing, test, quality and failure analysis processes and operations sufficient to determine, in IBM’s sole judgment, whether Product quality and Specifications are being met. IBM shall advise McDATA in advance of the scope and method of which such audits are to be conducted. These audits will be subject to at least [***] advance notice by IBM. However, IBM will use its best efforts to not schedule such plant visits during [***]. IBM shall allow McDATA personnel to accompany IBM on any such plant visit. In advance of an audit, IBM may request McDATA to provide at [***].

11.6	Documentation. At IBM’s request, McDATA agrees to promptly provide IBM electronic copies of and/or copies of Documentation and electronic information IBM reasonably deems necessary to give effect to this Agreement. Such Documentation and electronic information shall include but is not limited to, installation and configuration guides, usage guides and maintenance manuals. Subject to the terms of this Agreement, McDATA hereby grants to IBM a license to modify the Documentation, including substituting IBM labels, logos, and markings, and to distribute/resell any and all such documents with the Product.

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11.7	Packaging: McDATA shall package Products shipped to IBM or its Customers in accordance with IBM’s packaging Specifications.

12.	PRODUCT CHANGES

12.1	Product Changes: McDATA shall not make changes to the form, fit or function of Product and Software supplied under this Agreement without either IBM’s prior written consent or expiration of the notice period below without a written response from IBM. McDATA agrees to provide IBM [***] prior written notification if McDATA intends to make any material changes which will affect the Product and/or Software form, fit or function. The notification shall include a written description of the proposed change(s), including the reason for the change(s) and the expected effect of the change(s) on the Product and Software, including its [***]. McDATA will send such change proposals to IBM’s designated McDATA engineer, via mail, email, fax or as agreed between the parties. On such notice, McDATA will state a date by which IBM’s comment and approval are required; such date shall be a minimum of [***] from the date of such notice. If IBM has not responded on or before that date, McDATA will escalate to IBM management to receive comments within [***] days. After such time, if IBM still has not responded with comments, McDATA will assume IBM approves such change and will proceed with the change process. If the changes proposed by McDATA necessitate evaluation by IBM of compatibility with IBM’s systems and/or specifications, McDATA, upon IBM’s request, shall provide to IBM, [***], evaluation units, parts or designs within [***] of IBM’s request, to evaluate proposed Product changes. IBM shall have the right to accept, reject or mutually agree to an alternate plan for McDATA’s proposed changes and will inform McDATA of its approval or rejection of those changes in writing within [***] of IBM’s receipt of notice of such changes, whichever is later. In any event, IBM’s approval shall not be unreasonably withheld. If IBM rejects the changes, IBM may require McDATA to [***] or [***]. McDATA shall have the right to make any other design changes to the Products which do not affect the form, fit or function and do not affect an IBM custom feature at any time prior to shipment. IBM shall have the right to review any such change to ensure that such change does not affect form, fit or function.

12.2	Mandatory Changes: In the event that changes are required to make the Products, or Software conform to governmental standards (including any law, rule, regulation or other legal standard or to protect data integrity or for safety or environmental reason(s)) (“Mandatory Engineering Changes”), McDATA shall immediately implement the Mandatory Engineering Changes in new Products and the Software [***] to IBM.

a)	McDATA shall provide IBM with written notification of any Mandatory Engineering Changes as soon as possible after McDATA knows of such change.

b)	McDATA and IBM shall discuss and mutually agree upon one or more of the following remedies for implementing Mandatory Engineering Changes on previously delivered Products and Software. All such Mandatory Engineering Change kits shall be at no charge to IBM. McDATA shall use best efforts to immediately implement the agreed to remedies.

i)	IBM may request an RMA number and return the affected Products to McDATA or to an authorized repair facility for repair or replacement. McDATA shall pay the transportation costs of shipping affected Products and Software and documentation to IBM, IBM customer’s locations, or a location designated by IBM.

ii)	At IBM’s request McDATA will ship to IBM Mandatory Engineering Change kits (including Products, and Software for Products). McDATA shall provide IBM with installation instructions and any special tools, equipment, media and other related requirements necessary to implement the Mandatory Engineering Changes at IBM’s or IBM’s customer’s locations.

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iii)	McDATA may be requested to provide on-site technical assistance at the appropriate location to install Mandatory Engineering Changes.

c)	In the event the Mandatory Engineering Changes adversely affect utilization of Products, and/or Software and such Mandatory Engineering Changes are not made compatible with the Products and/or Software and IBM is not provided with an acceptable remedy within [***] after McDATA receives notification, then IBM shall have the option to (a) [***] and/or (b) [***].

d)	If IBM determines that it is necessary for IBM testing, McDATA shall provide IBM, [***], [***] kits for evaluation and qualification.

12.3	IBM Requested Changes: IBM may request, in writing, that McDATA evaluate [***] a change to the method of packing, packaging, or evaluate an engineering change (which may include Basic or Major Enhancements) to the Products or Software. Such request will include a description of the proposed change sufficient to permit McDATA to evaluate its feasibility. Unless otherwise agreed to by the parties, McDATA shall notify IBM in writing of McDATA’s acceptance or non acceptance of such proposed changes within [***] from the date of McDATA’s receipt of such request from IBM. McDATA’s written evaluation shall state all [***], if any, created by the changes and the date by which McDATA will be able to implement such changes. IBM must provide prior written approval to McDATA before the change can be implemented.

12.4	Enhancements and Error Corrections: During the term of the Agreement, McDATA will make available to IBM, [***], Basic Enhancements and Error Corrections for the Products. McDATA will offer to IBM within [***] of availability, Major Enhancements to the Products that McDATA creates or authorizes others to create at [***]. If IBM accepts McDATA’s offer, IBM will amend Attachment 2 to include such [***], and the Major Enhancements will become part of the Products.

13.	CONTINUING AVAILABILITY

13.1	New Products: During the term of this Agreement, and subject to the terms of Section 7.2, McDATA will offer to sell to IBM future products developed, manufactured, distributed or sold by McDATA, except for products or services proprietary to other customers. If IBM agrees to purchase new products, the new products will be added to Attachment 2 and will become Products subject to the terms and conditions of this Agreement.

13.2	Product Withdrawals: McDATA will notify IBM in writing at least [***] prior to withdrawal of a Product and/or Software. McDATA will ship Products and Software for open Purchase Orders, which McDATA has accepted before the withdrawal date. If, during the term of this Agreement, McDATA announces other Products which are designated by McDATA as a replacement for Products (“Replacement Products”) listed in Attachment 1, McDATA and IBM will jointly (a) [***] and (b) [***]. For purposes of this Agreement, Replacement Product shall mean a product that replaces Products and Software listed in Attachment 1 and which, in addition to any Enhancements, conforms to all of the Specifications set forth in Attachment 2. Subject to negotiation of [***] and the availability of the Replacement Product during the remaining term of this Agreement, McDATA grants to IBM and its Affiliates the right to purchase such Replacement Product under terms and conditions substantially similar to the terms and conditions contained in this Agreement.

13.3	Disaster Recovery: McDATA shall maintain a disaster recovery plan to support its ability to provide each Product sold hereunder to protect the support of such Products to IBM and its customers. McDATA shall provide IBM with a copy of such plans and changes thereto. McDATA remains solely liable for the adequacy of the disaster recovery plan.

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13.4	Supply of Products: McDATA shall notify IBM, as soon as reasonably possible, of any actual or potential manufacturing process and/or equipment failure or any other factor which may cause an interruption or reduction in the delivery of Products or any other deliverables hereunder.

Notwithstanding any other provisions of this Agreement, in the event that McDATA’s ability to supply the Product or any of the components that comprise the Product is constrained for reasons which include, but are not limited to, component availability, and the Ship Date cannot be met, McDATA will reduce the quantities of such Products to be supplied to IBM by no more than [***].

13.5	Source Code, Schematics And Escrow. Except as set forth in this Section 13.5, Source Code for the Product shall not be provided, and is not licensed, to IBM hereunder. McDATA and IBM shall, within [***] from the Effective Date of the Agreement, identify an escrow custodian (“Escrow Custodian”) acceptable to both parties and enter into a contract with such Escrow Custodian (“Escrow Agreement”) for the pre-arranged holding and releasing of Products (including Source Code) to IBM with a sufficient grant of rights to IBM to permit IBM to produce or have produced the Products (“Escrow Material”); provided, however, that with respect to any third-party code contained within the materials, McDATA shall only have the obligation to deposit source code for such third party code to the extent it is permitted to do so in accordance with its agreements with such third parties. McDATA shall also concurrently appoint and legally empower the named Escrow Custodian to act as the Trustee and Administrator under the Escrow Agreement. Within [***] after the execution of the Escrow Agreement, McDATA shall deposit with the Escrow Custodian the most current production level of the Escrow Material. Thereafter, McDATA shall within [***] after the release of an update to the Products, deposit updated Escrow Material with the Escrow Custodian. Additionally the IBM Administrative Coordinator may request McDATA to deposit updated Escrow Materials with the Escrow Custodian at any time, but no more frequently than [***] intervals. McDATA agrees to bear all costs arising out of compliance with this Section 13.4, including without limitation, the cost of establishing and maintaining the escrow of the Products and software and of any and all documentation preparation necessary to meet the requirements of this Section and the Escrow Agreement. In addition to any other rights and remedies available to IBM, IBM shall have the right to receive delivery of the Escrowed Material under the Escrow Agreement if any of the following triggering events occur: (a) McDATA becomes insolvent or bankrupt; (b) McDATA, in a manner that materially breaches the terms of this Agreement, notifies IBM in writing that it intends to cease production of the Products, or intends to cease supporting, maintaining or updating the Products; or (c) McDATA fails: (i) to perform any of its material supply obligations hereunder at any time during the term of this Agreement (including any extensions or renewals) or (ii) in the case of its support obligations only, during the term of the Agreement and for five (5) years thereafter (as provided for in Section 3.0 above) McDATA materially fails to maintain and support the Products, and McDATA does not cure such failure within the time periods set forth for dispute resolution in Section 24.8. With respect to item (c), such triggering event will also be deemed to have occurred if IBM has, in good faith, requested reasonable assurances from McDATA of its ability to continue to perform its obligations and McDATA fails to provide IBM with such reasonable assurances within thirty (30) days of such request. The grant of rights to IBM with respect to Escrowed Materials shall be in the form of a worldwide, nonexclusive, irrevocable manufacturing rights license agreement to make or have made the Products and Software to the extent necessary to give effect to IBM’s rights and business interests as contemplated under this Agreement. Such license shall be irrevocable and in force for (a) the remaining Term of this Agreement or (b) twenty-four (24) months, which ever is shorter (“Escrow Term License Period”). IBM shall return McDATA’s Escrowed Material and documentation to McDATA no later than thirty (30) Days after the expiration of the Escrow Term License Period.

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14.	QUALIFICATION AND QUALITY ASSURANCE

14.1	Qualification: All Products and Software are subject to IBM’s qualification processes as communicated to McDATA and agreed to between the parties. McDATA will use reasonable commercial efforts to assist IBM in its Products’ qualification process by providing the following in a timely manner: (a) agreed to quantity of each Product for testing and validation by IBM for a period of ninety (90) days or as mutually extended by the parties, (b) all requested Products’ documents and information, (c) a copy of all test plans and reports, (d) a copy of all regulatory certifications, (e) a defined support structure, and (f) assistance in resolving any problems that may arise. For those Qualification Products not returned to McDATA within ninety (90) days, unless McDATA and IBM otherwise agree to extend the loan period, McDATA will invoice IBM for such Qualification Products. McDATA will notify IBM that it is invoicing IBM for such units. IBM will pay McDATA for such Products in accordance with the terms of this Agreement.

14.2	Quality McDATA agrees to satisfy IBM’s quality assurance requirements as set forth in IBM’s document # QAI1057 (“PPQP”, Rev. 5.2.3 dated 4/15/2004, as updated and accepted by McDATA) and IBM’s document “OEM Assurance Process” (Version 5, dated April 2004), which is incorporated herein by reference. McDATA shall implement a “zero defect” manufacturing and quality program. Such program shall implement, maintain and continuously improve quality necessary to produce and deliver to IBM only those Products strictly conforming to the Product Specifications and shall implement improvement programs and specific corrective action plans designed to continuously improve McDATA’s performance in as-delivered quality, on-time delivery, cycle time reduction and field reliability. These programs and actions will be communicated to IBM on a regular basis. McDATA commits to delivering Products at a Ship Product Quality Level (SPQL) as specified and agreed to in the PPQP (“Quality Standards”). Specific IBM requested corrective action will be responded to promptly in accordance with an agreed to process and will be monitored by IBM. Any acceptance by IBM of Products and Products not conforming to the quality obligations of McDATA under this Agreement shall not be a waiver of McDATA’s obligations in any respect. IBM shall have the right to reject entire shipments that exceed defect levels set forth in the Quality Standards. McDATA will, upon reasonable notice from IBM, provide access to related records demonstrating conformance with the Quality Standards. Quarterly, or as agreed to between the parties, the parties shall meet and review the performance of the Products against the Quality Standards established for the current year, and based on such review, shall establish a mutually agreed upon Quality Standards for the following year. Commencing with the start of the sixth (6th) calendar month after the start of production shipment, if McDATA fails to meet agreed to Quality Standards and such non-conformance persists for greater than three (3) consecutive calendar months, IBM shall notify McDATA in writing of such failure and non-conformance. In the event McDATA does not meet the Quality Standards for the three (3) consecutive months after McDATA receipt of such notice, McDATA will in addition to employing commercially reasonable efforts to meet the agreed to Quality Standard, meet with IBM to determine what process or Product changes are needed to meet such standards.

14.3	ISO: McDATA agrees to manufacture the Equipment and Parts in an ISO 9002 certified manufacturing facility and agrees that said facility will remain ISO 9002 certified throughout the Term of this Agreement. If McDATA’s ISO 9002 certification should lapse for any reason, McDATA agrees that during the period it takes to become re-certified that McDATA will pay all reasonable expenses necessary to have the Equipment ship from an ISO 9002 certified facility. If McDATA relocates its manufacturing facility during the Term of this Agreement, such manufacturing facility will be certified ISO 9002 prior to relocation.

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14.4	Reliability: McDATA commits to delivering Products and Products conforming with the reliability, design verification, compatibility testing, interoperability requirements and related Specifications listed and/or referenced in Attachment 2.

14.5	Traceability: McDATA agrees to provide the following process controls:

a)	Product serialization and lot management by date code;

b)	A Built Product History for each Product manufactured and shipped for IBM;

c)	Traceability for specific lot codes of Part(s) used to manufacture and ship a specific lot code of Product(s); and

d)	Verification of bar code labels placed on Product(s).

14.6	Epidemic Defects: McDATA will repair or replace, at no charge to IBM any epidemic defects found to exist in the Products at any time prior to two (2) years after the end of the normal warranty period (“Epidemic Failure Period”). For purposes of this Agreement, Epidemic Defects shall mean a defect rate of three percent (3%) or more occurring with the same Product for the same cause over a rolling ninety (90) day period (“Epidemic Failure Period”). In the event the Products’ failure rate exceeds the Epidemic Defects during the Epidemic Failure Period, IBM has the option of having McDATA, at McDATA’s expense: (i) sort, screen, repair and/or replace IBM’s Product stock and units in the field, including stock contained in work in progress subject to such failure; (ii) conduct a thorough investigation into the failure’s root cause or risk, and with IBM’s concurrence, implement corrective action; (iii) reimburse IBM for the costs based on IBM’s internal service rate, if any, of IBM service calls to IBM’s customer locations; and/or (iv) accept the return of any and all affected Products(s) for a full refund if McDATA cannot provide such corrective action for such Epidemic Failure.

15.	REPAIRS

15.1	Out Of Warranty Repairs: Re-workable Products are Products (i) which have failed and such failures have been isolated and identified by McDATA, but may be reworked to perform in accordance with the Products’ Specifications, and (ii) whose price to IBM is greater than $100.00. Upon receipt of Re-workable Products, McDATA will rework and return the reworked Products to IBM in accordance with Attachment 10.

McDATA agrees to repair any out-of-warranty Products during the term of the Agreement or through the end of service date, whichever is sooner, which IBM may elect to have repaired by McDATA and which McDATA deems repairable at the prices listed in Attachment A. McDATA will warranty repaired Products for twelve (12) months from date of shipment to IBM.

McDATA will repair non-warranty items at the prices listed in Attachment 10, Parts Prices.

Attachment 1 sets forth terms and conditions for Re-workable Product.

16.	REPRESENTATIONS AND WARRANTIES

16.1	General Representations and Warranty. McDATA makes the following ongoing representations and warranties:

a)	McDATA has the right to enter into this Agreement and its performance of this Agreement will not violate the terms of any contract, obligation, law, regulation or ordinance to which it is or becomes subject;

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b)	no claim, lien or action exists or is threatened against McDATA that would interfere with IBM’s use or sale of the Products;

c)	Products are free from defects in design, material and workmanship and will conform to the warranties, Specifications as set forth in Attachment 2, and requirements in this Agreement for the time period from the date of shipment as specified in this Agreement;

d)	Products are safe for any use consistent with and will comply with the warranties, Specifications and requirements of this Agreement;

e)	Services will be performed using reasonable care and skill in accordance with the relevant Service offerings;

f)	Products will interact in any capacity with monetary data are Euro ready such that when used in accordance with their associated documentation they are capable of correctly processing monetary data in the Euro denomination and respecting the Euro currency formatting conventions (including Euro sign);

g)	Products will be tested for, and do not contain, Harmful Code;

h)	All authors have agreed not to assert their moral rights (personal rights associated with authorship of a work under applicable law) in Products to the extent permitted by law;

i)	Products are newly manufactured from new and serviceable used parts which are warranted under this Section to be equivalent to new in appearance and function.

j)	McDATA has fully disclosed to IBM all third-party Code contained in Products, including code licensed under open source licenses.

Equipment Warranty: For all Products, except Software, not subject to misuse, abuse, or other cause directly attributable to IBM or its End User, McDATA warrants, that for a period of thirteen (13) months from the date of delivery of each unit of Equipment to IBM that the Products shall be free of defects in material and workmanship. McDATA’s obligation under this warranty shall be limited to repair or replacement of, or if repair or replacement is not possible, issue a credit for, any Equipment which has been returned by IBM within thirteen (13) months of receipt of the Equipment by IBM and which McDATA verifies as defective. In the event McDATA is unable to verify as defective Equipment that IBM returns as a result of McDATA’s supplied diagnostics identifying said Equipment as faulty (“NDF Product”) and IBM provides McDATA the data from those diagnostics tools, McDATA nevertheless agrees to replace said NDF Equipment and McDATA will not return the NDF Product to IBM if such Equipment is returned “no defect found” a second time. If McDATA has reasonable cause to believe that IBM’s process has allowed an excessive number of NDF Products (more than five percent {5%} of the total number of units returned from IBM to McDATA) to be returned to McDATA or IBM has cause to believe that McDATA’s diagnostic tools are not sufficient to find such NDF errors, each party will notify the other party. IBM and McDATA will cooperate to examine IBM’s process and work to improve service delivery to reduce NDF Products. The parties will confer to address appropriate steps to correct IBM’s control processes and establish an acceptable verification process for NDF Products. IBM will pay for the shipment by IBM of non-conforming Products to McDATA, and McDATA will pay for the return shipment of repaired or replacement Products to IBM under this Section 16.1.

Software Media Warranty. McDATA warrants the electronic media for a period of ninety (90) days from the date of delivery. If, during this 90-day period, IBM discovers a defect in the electronic media, IBM shall return the defective media to McDATA for a replacement. Any replacement electronic media is warranted for the remainder of the original warranty period. IBM’s sole remedy and McDATA’s exclusive obligation under this Warranty shall be the replacement of the defective electronic media. This warranty is only effective when the Software is used on or in conjunction with the Product(s) to which it relates. Further, the warranties are

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contingent upon proper use of the Software by IBM or IBM’s Customers, and will not apply if the Software has been modified without the prior written consent of McDATA. McDATA makes no warranty that use of the Software will be uninterrupted or error-free, or that its use will meet IBM’s or IBM’s Customer’s suitability requirements.

16.2	Disclaimer of Other Warranties: THE WARRANTIES EXPRESSLY PROVIDED IN THIS AGREEMENT ON THE PRODUCTS AND SERVICES ARE IN LIEU OF AND EXCLUDE ALL OTHER WARRANTIES OR CONDITIONS, WRITTEN OR ORAL, STATUTORY, COMMON LAW, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO, THE WARRANTY OR IMPLIED CONDITION OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE

16.3	Safety and Regulatory Agency Requirements: McDATA warrants that all Products and packaging material will comply with all applicable federal, state, and other governmental (domestic and International) regulations in effect at the time of manufacture (including the 1990 Clean Air Act). On request, McDATA shall provide to IBM copies of all applicable regulatory certification test reports in order to support IBM product certification.

16.4	Year 2000: McDATA represents and warrants (a) that all Products purchased pursuant to the Agreement are Year 2000 ready such that they are capable of correctly processing, providing, receiving and displaying date data, as well as exchanging accurate date data, with all products with which the Products are designed to be used within and between the twentieth and twenty-first century; and (b) that its business management processes and systems necessary to provide the Products, including without limitation information systems and equipment, are Year 2000 ready.

17.	INDEMNIFICATION

17.1	General Indemnification: McDATA, at its expense, agrees to defend, hold harmless and indemnify against any and all claims arising from:

a)	breach of any McDATA’s representations and/or warranties under this Agreement;

b)	unauthorized alteration, reproduction, or distribution of any portion of the Code or Documentation;

c)	damage to property, personal injury, death or any other damage or loss by whomever suffered, resulting or claimed to result in whole or in part from any actual or alleged defect in Products or Services, including the failure of Products to comply with Specifications;

d)	unlawful, unfair, or deceptive trade practices attributable to McDATA or McDATA’s Affiliates, agents or representatives

e)	failure of McDATA, Products, Services, or other deliverables provided by McDATA to comply with any governmental law, statute, ordinance, administrative order, rule or regulation of any country where Products are manufactured, distributed, sold or used;

f)	McDATA’s performance or failure to perform under this Agreement, including failure of McDATA to deliver Products on time; or

Damage to property, personal injury, death or any other damage or loss by whomever suffered, resulting or claiming to result in whole or in part from operations under this Agreement to the extent that such injuries, deaths or damage are caused by McDATA’s employees and/or third parties.

17.2	Intellectual Property Indemnification: McDATA, at its expense, shall defend any claim or proceeding brought against IBM, its Affiliates and Resellers which is asserted on the basis that any Deliverable furnished hereunder constitutes an infringement of any U.S. or foreign patent, copyright, trade secret or other proprietary right of any third party.

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17.3	Right to Indemnification: IBM’s right to the foregoing indemnifications is conditioned upon IBM notifying McDATA promptly in writing of any applicable suit, and allowing McDATA to have sole control of the defense of any such claim or proceeding and all negotiations for its settlement or compromise.

17.4	Other Obligation Arising from Infringement: In the case of claims arising under Section 17.2, if any Deliverable is held to be infringing and its use is enjoined, McDATA shall, by its own election and at its own expense, either (a) procure for IBM, its Affiliates, Resellers and/or End Users the right to continue using such Deliverable; or (b) modify it so that it becomes non-infringing, or (c) reimburse IBM for the net book value of the units of Product found to be infringing, as depreciated in accordance with generally accepted accounting principles. McDATA will have no obligation to indemnify IBM for claims that McDATA’s Deliverables infringe the intellectual property rights of a third party to the extent such claims arise as a result of (i) IBM’s combination of Deliverables with other products or services not contemplated in the Documentation or this Agreement; (ii) McDATA’s implementation of an IBM originated design; or (iii) IBM’s modification of the Deliverables except for intended modifications required for use of the Deliverables.

18.	LIMITATION OF LIABILITY

Circumstances may arise where because of a default on McDATA’s part or other liability, IBM is entitled to recover damages from McDATA. In each such instance, regardless of the basis on which IBM is entitled to recover damages from McDATA (including fundamental breach, negligence, misrepresentation, or other contract or tort claim), McDATA shall be liable for no more than :

(a)	payments referred to in Section 14.6 (Epidemic Failure) and Section 17 (Indemnity) above;

(b)	damages for bodily injury (including death) and damage to real and tangible personal property; and

(c)	the amount of any actual direct damages up to the charges for the Deliverables, Products and/or Services that are the subject of the claim

Except for breaches of intellectual property or breaches of confidentiality, under no circumstances will either party be liable to the other for any of the following even if informed of their possibility:

(a)	loss of or damage to data;

(b)	special, incidental or indirect damages or for any economic consequential damages; or

(c)	lost profits, business, revenue, goodwill or anticipated savings.

19.	TERMINATION

19.1	Termination: Either Party may terminate this Agreement if:

a)	the other party breaches any material term of this Agreement, and fails to remedy such breach within thirty (30) Days of receiving a written notice to do so by the non-defaulting party;

b)	any proceeding in bankruptcy, receivership, liquidation or insolvency is commenced against the other party or its property, and the same is not dismissed within thirty (30) Days;

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c)	the other party makes any assignments for the benefit of its creditors, becomes insolvent, commits any act of bankruptcy, ceases to do business as a going concern, seeks any arrangement or compromise with its creditors under any statute or otherwise; or

d)	the other party assigns this Agreement in breach of Section 22.0.

IBM may terminate this Agreement at any time, without cause, by giving McDATA at least sixty (60) Days prior written notice.

19.2	Effect of Termination or Expiry: In the event that this Agreement is terminated or expires for any reason:

a)	If IBM terminates this Agreement, McDATA shall, at IBM’s option process all Purchase Orders received from IBM and accepted by McDATA prior to the receipt of IBM’s notice of termination;

b)	If McDATA terminates this Agreement, McDATA will process all Purchase Orders received from IBM and accepted by McDATA prior to IBM’s receipt of McDATA’s notice of termination;

c)	IBM shall be entitled to continue to distribute any Products contained in its inventory on the effective date of termination, or Products subsequently received from McDATA;

d)	Notwithstanding any other provision of this Agreement, no termination or expiry of this Agreement shall;

i)	affect the rights of End Users to continue to use any Products;

ii)	affect IBM’s right to continue to provide technical or maintenance support to End Users to the extent that all maintenance and support fees are paid by IBM to McDATA;

iii)	affect the rights of IBM to receive technical or maintenance support services from McDATA as described herein, for the duration of any End User Software License to the extent that all maintenance and support fees are paid by IBM to McDATA; or

iv)	affect McDATA’s right to receive payment for Products delivered.

20.	FREEDOM OF ACTION

20.1	Competitive Products: Nothing in this Agreement shall be construed as: (1) prohibiting or restricting either party (and their Affiliates) to, without infringing the intellectual property rights of the other, develop, have developed, manufacture, have manufactured product and/or market products or services for itself or any third party, directly or indirectly, now or in the future, which may be competitive with those that are offered by the other party; or (2) affecting the price either party charges for its products, other than the price that IBM will pay for Products supplied by McDATA.

20.2	Marketing: Nothing in this Agreement obligates IBM to purchase, announce, offer, or market Products in any quantity or in any particular manner. Products may be marketed or discounted at the sole discretion of IBM without notice to McDATA. Each party is free to enter into similar agreements with third parties.

21.	PROPRIETARY RIGHTS AND CONFIDENTIAL INFORMATION

21.1	Information Exchange: Except as set forth in Section 21, McDATA and IBM agree that all Information exchanged by the parties under this Agreement will be non-confidential. If the exchange of confidential information becomes necessary, any such exchange will be governed by the terms and conditions under the Confidential Disclosure Agreement(s) listed in Attachment 4.

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21.2	Confidentiality of Agreement: Each party shall keep the existence of this Agreement confidential, and shall keep its contents confidential during the existence of this Agreement and for a period of three (3) years thereafter and will not, without first obtaining the written consent of the other party, disclose any portion of this Agreement or any information contained herein to any third party except as may be required to comply with or enforce this Agreement or as may be required by law. McDATA will cooperate with any IBM requests to keep certain provisions of the Agreement that is filed confidential. If confidential information is to be disclosed pursuant to a lawful requirement or the request of a Government Agency, the recipient shall provide the discloser sufficient prior notice to contest such order, obtain a protective order or other injunctive relief. Neither party will publicize or otherwise advertise the existence of this Agreement or its terms without the prior written consent of the other party, however, each party has the right to disclose the existence of this Agreement and its terms to its attorneys, accountants, banking institutions when seeking financial services and its auditors.

21.3	All Necessary Rights: McDATA shall acquire and maintain all rights and licenses it needs: (1) to fulfill its responsibilities under this Agreement, and (2) to allow IBM to acquire, market, use and service the Products and for IBM to allow others to do the same.

21.4	IBM Intellectual Rights/Other Agreements: IBM grants no rights to McDATA under this agreement to any IBM intellectual property (including trademarks, tradenames or service marks), other than a revocable, non-exclusive, non-transferable right to purchase and use labels, packaging, and Documentation bearing IBM trademarks, tradenames and service marks for the sole purpose of supplying Products under this Agreement and to apply IBM’s trademarks, tradenames and servicemarks to the Products as specified by IBM. Any rights or licenses to IBM’s intellectual property granted to McDATA under separate agreements shall continue and/or terminate in accordance with such separate agreements.

21.5	Trademarks and Trade Names: Except as set forth in Section 21.4, neither this Agreement nor the sale of Products hereunder shall be deemed to give either party any right to use the other party’s trademarks, service marks, trade names, or product names directly or indirectly in connection with any products, promotion or publication, without the prior written approval of the other party.

22.	ASSIGNMENT

22.1	This Agreement and any right or obligation it governs may only be assigned or delegated by either party with the prior written consent of the other party, which consent will not be unreasonably withheld. This Agreement will be binding upon any successor to which either party directly or indirectly transfers all or a substantial part of its business and assets pertaining to the Products and Software, whether by merger, sale of assets, sale of stock or otherwise. The party making such a transfer will assign this Agreement and the rights and obligations hereunder and obtain from the assignee, in a form satisfactory to the other party, an acceptance of such assignment and an assumption of all of the assignor party’s obligations under this Agreement.

23.	NOTICES AND COMMUNICATIONS

23.1	Notices: Notices and other communications will be delivered by any method providing for proof of delivery, except that a notice of default or termination may be delivered by facsimile transmission if the original document is also promptly delivered to the recipient. A notice will be deemed given on the date of receipt at the following address(es):

IBM	McDATA

IBM Confidential		McDATA Confidential

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OEM Procurement Group International Business Machines Corporation 3039 Cornwallis Road RTP, NC 27708 Attn: Malcolm McDonald Tel: (919) 649-8831	McDATA 380 Interlocken Crescent, Suite 600 Broomfield, CO 80021 Attn: Don Hanson, IBM Acct. Exec Tel(720) 558-3398

Cc: Office of General Counsel International Business Machines Corp. 5600 Cottle Road San Jose, CA 95193	Cc: Thomas O. McGimpsey, Esq. Vice President and General Counsel 380 Interlocken Crescent, Suite 600 Broomfield, CO 80021

23.2	Meetings and McDATA Performance: McDATA appoints it’s Account Manager and IBM appoints its designated McDATA Business Manager as liaisons to monitor McDATA’s performance under this Agreement. These liaisons will also be responsible for coordinating meetings, discussions and reports provided for in this Agreement. The names and telephone and facsimile numbers of the liaisons will be provided and may be changed by notice from one party to the other.

IBM’s designated liaison will conduct quarterly McDATA performance review and planning meetings with McDATA’s account management team. IBM and McDATA shall mutually develop McDATA performance requirements and goals based on McDATA’s obligations and responsibilities under this Agreement, to be evaluated by the parties at these periodic meetings. McDATA’s performance requirements and goals will be based on: (i) Product quality and reliability; (ii) total cost of Product; (iii) Product availability; (iv) McDATA’s technology leadership; (v) McDATA’s responsiveness; (vi) repair throughput time; (vii) repair cost; and (viii) such other requirements and goals as mutually agreed upon between the parties. The locations and times for these meetings will be determined by IBM and McDATA. The purpose of these meetings will include the following:

(a)	Review McDATA’s performance over the previous quarter;

(b)	Review action items and resolution;

(c)	Identify opportunities and areas of improvement;

(d)	Agreement on commitments, set target dates, and identify persons responsible;

(e)	Review appropriate McDATA reports;

(f)	Review McDATA quarterly financial reports and business plans;

(g)	Review McDATA quality and reliability improvement plans;

(h)	Publish minutes.

24.	MISCELLANEOUS

24.1	Excused Performance: Neither party will be liable for damages because of delays in or failure of performance when the delay or failure is due to acts of God, acts of civil or military authority, fire, flood, strikes, war, epidemics, shortage of power, or other cause beyond such party’s reasonable control and without its fault or negligence, if the party (a) uses commercially reasonable efforts to promptly notify the other in advance of conditions which will result in a delay in or failure of performances (b) uses commercially reasonable efforts to avoid or remove the conditions, and immediately continues performance when the conditions are removed.

24.2	Entire Agreement/Headings: This Agreement, its Attachments, Exhibits and other Agreements and documents referenced herein contain the entire Agreement between the parties and may not be altered, amended or modified,

IBM Confidential		McDATA Confidential

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except by an agreement in writing signed by authorized representatives of both parties. This Agreement supersedes any other agreement or understanding, whether written or oral, that may have been made or entered into with regard to the subject matter hereof by McDATA and IBM, as well as any terms stated on any Purchase Order, acknowledgment, acceptance form, or other printed document used by either party, even if acknowledged by the party sought to be bound. The Section headings in this Agreement are for convenience only and will neither be considered a part of, nor affect the interpretation of, any provision.

24.3	Waiver/Severability: Failure to enforce any provision of this Agreement is not a waiver of future enforcement of that or any other provision or of either party’s remedies for such non-enforcement. The provisions of this Agreement are severable; if any provision of this Agreement is found by competent judicial authority to be invalid, illegal or unenforceable in any respect and the remainder of this Agreement shall continue in effect so long as it still expresses the intent of the parties. If the intent of the parties cannot be preserved, this Agreement shall be either renegotiated or terminated.

24.4	Survival: All obligations and duties, which by their nature survive the expiration or termination of this Agreement, shall remain in effect beyond any expiration or termination.

24.5	Laws: This Agreement will be construed, governed and interpreted in accordance with the substantive laws of the State of New York, without regard to conflicts of law principles. Any proceeding to enforce, or to resolve disputes relating to this Agreement shall be brought before a court of competent jurisdiction in the State of New York, including a federal District Court sitting within such State. In such proceedings, neither party shall assert that a court lacks jurisdiction over such party or the subject matter hereof. The parties hereto expressly waive any right they might have to a jury trial and agree that any proceeding under this Agreement shall be tried by a judge without a jury.

24.6	Compliance With Law and Export: Both parties will, in the manufacture and sale of the Products and Software, and in all other performance under this Agreement, fully comply with all applicable federal, state, local and other governmental laws and regulations. IBM hereby acknowledges that this Agreement is subject to compliance with all applicable U.S. and local government export controls. In particular, IBM agrees not to export, directly or indirectly, any controlled technical data or software received under this Agreement, or any Products or Software in violation of the U.S. Export Control Administration Regulations. IBM further confirms that it is knowledgeable about U.S. and local government export licensing requirements or that it will become so prior to engaging, directly or indirectly, in any export transaction involving Products or technical data of Software. Promptly upon request by IBM, McDATA will provide IBM with requested information regarding the export classification status or category of the Products and Products.

24.7	Relationship of Parties: The relationship of McDATA and IBM as established under this Agreement is and will remain one of independent contractors. Neither party will at any time or in any way represent itself as being a dealer, agent or other representative of the other party or as having authority to assume or create obligations or act in any manner on behalf of the other party.

24.8	Dispute Resolution: The parties shall attempt in good faith to resolve or cure all disputes or defaults by mutual agreement before initiating any legal action or attempting to enforce any rights or remedies hereunder except the enforcement of legal rights in the context of bankruptcy or assignment or disposition of assets. Either party wishing to resolve or cure a dispute or default shall give written notice to the other party. Within ten (10) days after receipt of such notice, the Vice President of Worldwide Sales for McDATA and the responsible Business Line Executive for IBM shall meet to discuss and to attempt to resolve or cure such dispute or default. If they are unable to resolve or cure such dispute or default within fifteen (15) days after delivery of such notice, each party will designate an appropriate senior executive (in IBM’s case, an executive holding the title of General Manager

IBM Confidential		McDATA Confidential

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or higher) to engage in discussions for resolution or cure. Such executives meet to discuss and attempt to resolve or cure such dispute within the ten (10) days after the expiration of the fifteen day period previously mentioned. If they are unable to agree on an appropriate cure or resolution within thirty (30) days after the end of such fifteen (15) day period, both parties may pursue any rights or remedies as they may have hereunder, at law or equity. The failure or refusal of either party to meet and discuss any dispute or default as provided above shall entitle the other party to immediately exercise any rights or remedies which it may have hereunder, at law or in equity, without the need for further meetings or discussions. The parties agree that in respect of any violation of any provision of this Agreement, including without limitation violation of any proprietary or confidential information, for which an award of damages is an inadequate remedy to protect the injured party, the injured party is entitled to seek equitable relief, including a preliminary injunction, in a court of competent jurisdiction without exhaustion of, resort to, the foregoing dispute resolution process.

24.9	Press Releases: Press releases and other like publicity or advertising which mentions the other party by name shall be agreed upon by both parties in writing prior to any release.

McDATA CORPORATION	INTERNATIONAL BUSINESS MACHINES CORPORATION

/S/ Thomas O. McGimpsey	/S/ Gary Wingler
Authorized Signature	Authorized Signature
Thomas O. McGimpsey	Gary Wingler
Name (Type or Print)	Name (Type or Print)
Vice President of Business Development	OEM Procurement Manager
Title	Title
September 23, 2004	September 23, 2004
Date	Date

IBM Confidential		McDATA Confidential

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CONFIDENTIAL TREATMENT REQUESTED FOR ALL ATTACHMENTS